                                                                      EXHIBIT 21

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                LEGAL ENTITY                    INCORPORATION                          OWNERSHIP
-----------------------------------------     -----------------   ---------------------------------------
Mechanical Dynamics, Inc.                     Michigan, USA

MDI International, Inc.                       Michigan, USA       100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Ltd.                      Canada              100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics FSC, Inc.                 Barbados            100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics GmbH                      Germany             100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics SarL                      France              100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics International, Ltd.       United Kingdom      100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Sweden AB                 Sweden              100% owned by Mechanical Dynamics, Inc.

Mechanical Dynamics Italy srl                 Italy               100% owned by Mechanical Dynamics, Inc.

DTI Asia Pte. Ltd.                            Singapore           100% owned by Mechanical Dynamics, Inc.

MEC.Design srl                                Italy               99% owned by Mechanical Dynamics Italy srl

Mechanical Dynamics Japan K.K.                Japan               66% owned by Mechanical Dynamics, Inc.